SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Western Asset High Income Fund II Inc.

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Saba Capital Master Fund, Ltd.

Saba Capital Master Fund II, Ltd.

Saba Capital CEF Opportunities 1, Ltd.

Saba Capital CEF Opportunities 2, Ltd.

Saba Capital Special Opportunities Fund, Ltd.

 Boaz R. Weinstein

David Basile

Stephen J. Flanagan

Frederic Gabriel

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY COPY SUBJECT TO COMPLETION

DATED [ ], 2019

Western Asset High Income Fund II Inc.

__________________________

PROXY STATEMENT

OF

Saba Capital Management, L.P.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Saba Capital Management, L.P. (“Saba Capital”) and certain of its affiliates further identified on Annex I, namely Saba Capital Master Fund, Ltd., Saba Capital Master Fund II, Ltd., Saba Capital CEF Opportunities 1, Ltd., Saba Capital CEF Opportunities 2, Ltd., and Saba Capital Special Opportunities Fund, Ltd. (collectively, the “Saba Entities,” together with Saba Capital, “Saba,” “we,” or “us”), and the nominees named in Proposal 1 (the “Nominees” and, together with Saba, the “Participants”), in connection with the solicitation of proxies from the stockholders of Western Asset High Income Fund II Inc., a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (“HIX” or the “Fund”).

As a result of what we believe to be the continued poor investment performance of HIX, its Common Stock (defined below) trades at a significant discount to the Fund’s net asset value, or “NAV.” We believe that this discount, along with perpetual underperformance relative to the market (as referenced by the Broadridge Performance Information contained in the Fund's own 2019 annual report to shareholders), is attributable to a lack of effective management on the part of the board of directors (the “Board”) of HIX. Thus, we believe the Board should consider declassifying the Board so that all directors are elected on an annual basis starting at the next annual meeting of stockholders. We also believe the Board needs fresh ideas and an independent perspective to address HIX’s discount, and that the Nominees’ election to the Board will send a strong message that HIX’s stockholders are not satisfied with the Fund’s management and their treatment of stockholders. We are convinced NOW is the time to take action to close the Fund’s discount and we urge stockholders to elect our slate of nominees, who, if elected, would serve the best interests of all tockholders.

We are therefore seeking your support at the upcoming 2019 annual meeting of stockholders (the “Annual Meeting”), to be held at 620 Eighth Avenue (at 41st Street), 49th Floor, New York, New York, on Friday, October 25, 2019 at 9:30, New York time with respect to the following (each, a “Proposal” and, collectively, the “Proposals”):

Proposal		Our Recommendation

1.	To elect Saba’s slate of three director nominees, David Basile, Stephen J. Flanagan and Frederic Gabriel (the “Nominees”), to serve as directors on the Board until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified, in opposition to HIX’s director nominees.	FOR ALL THREE of the Nominees

2.	To request that the Board take all necessary steps in its power to declassify the Board so that all directors are elected on an annual basis starting at the next annual meeting of stockholders. Such declassification shall be completed in a manner that does not affect the unexpired terms of the previously elected directors.	FOR

To transact any other business that properly comes before the Annual Meeting and any adjournments of the Annual Meeting.

This Proxy Statement and GOLD proxy card are first being mailed or given to the Company’s stockholders on or about [ ], 2019.

Based on the Fund’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission (“SEC”) on [ ], 2019 (the “Fund’s Proxy Statement”) and other public information, the Board is currently comprised of eight directors divided into three classes. The directors serving in Class III have terms expiring at the Annual Meeting and have been nominated for election at the Meeting to serve for a term of three years (until the 2022 Annual Meeting of Stockholders of the Fund), or until their successors have been duly elected and qualified or until they resign or are otherwise removed. The terms of office of the remaining Class I and Class II directors expire at the year 2020 and 2021 annual meeting of stockholders of the Fund, respectively, or until their successors have been duly elected and qualified or until they resign or are otherwise removed. It is our expectation that there will be three directors elected at the Annual Meeting.

Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies to elect the Nominees to serve in Class III, which is the class of directors whose terms will expire at the 2022 annual meeting of stockholders. The Nominees, if all are elected, would constitute three of eight members of the Board, which constitutes a minority of the Board. The names, backgrounds and qualifications of the Fund’s nominees, and other information about them, can be found in the Fund’s Proxy Statement.

The Fund has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) as August 1, 2019. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 85,156,216 shares of common stock, par value $0.001 per share, of the Fund (“Common Stock”) outstanding according to the Fund’s Proxy Statement. As of the close of business on [ ], 2019, the Participants “beneficially owned” (such term as used in Schedule 14A and within the meaning of Rule 13d-3 or Rule 16a-1 under the Securities Exchange Act of 1934 (the “Exchange Act”)) 10,917,027 shares of Common Stock in the aggregate, as further described in Annex I.

We urge you to sign, date and return the GOLD proxy card “FOR ALL” three Nominees to the Board and “FOR” Proposal 2.

This Proxy Statement and GOLD proxy card are first being mailed or given to the Fund’s stockholders on or about [ ], 2019.

This proxy solicitation is being made by Saba and the Nominees, and not on behalf of the Board or management of the Fund or any other third party. We are not aware of any other matters to be brought before the Annual Meeting other than as described herein. Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

If you have already voted using the Fund’s [white] proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote, including the quorum and voting requirements for the Fund and other information about the proxy materials, see the Questions and Answers section starting on page [8].

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

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REASONS FOR THIS PROXY SOLICITATION

As the largest holder of Common Stock of Western Asset High Income Fund II Inc., Saba has nominated a slate of three highly-qualified Nominees (Proposal 1) and put forth a proposal requesting that the Board consider declassifying so that all directors are elected on an annual basis (Proposal 2).

While the Fund boldly claims in the Fund’s Proxy Statement that the Fund’s performance has been competitive, this stands in direct contrast to an independent study commissioned by the Fund’s directors less than a year ago. According to the Fund’s Annual Report, filed on Form N-CSR with the SEC on June 26, 2019 (the “Fund’s Annual Report”), “[t]he Broadridge Performance Information comparing the Fund’s performance to that of [a] Performance Universe based on net asset value per share showed, among other things, that the Fund’s performance was ranked in the fifth quintile among the funds in the Performance Universe for each of the 1-, 3- and 5-year periods ended June 30, 2018 and in the third quintile among the funds in the Performance Universe for the 5-year period ended such date." To be clear, the independent study commissioned by the Fund’s directors issued the Fund a worst in class rating for 1-, 3- and 5-year periods.1

We believe the annual election of all directors encourages board accountability to its stockholders and when directors are held accountable for their actions, they perform better. This view is shared by most shareholders and institutional investors, who believe it to be the standard for corporate governance best practices. The vast majority of companies in the S&P 500 and Russell 1000 indexes elect all board members annually.

Currently, the Board is divided into three classes serving staggered three-year terms. It is our belief that the classification of the Board is strong proof that the Board is not acting in the best interests of stockholders. A classified board protects the incumbents, which in turn limits accountability to stockholders.

We are committed to improving the corporate governance of the Fund for the benefit of all stockholders. Declassification of the Board is a positive step which will allow more productive stockholder engagement and will help the Fund achieve its optimal valuation.

Saba has submitted a shareholder proposal to declassify the Board of the Fund, in an attempt to allow the Board to operate freely and in the best interest of stockholders.

For a greater voice in the Fund’s corporate governance and to increase the accountability of the Board to stockholders, we urge you to vote “FOR” Proposal 2.

We urge you to support our Proposals by voting the GOLD proxy card today, which we believe will help hold the Fund accountable to the standards of corporate governance investors deserve.

HIX’s Common Stock currently trades at a value significantly less than what the securities held by the Fund are worth. We recommend voting “FOR ALL” three of the highly-qualified Nominees (Proposal 1). Additionally, we believe voting “FOR” Proposal 2 for the Board to consider declassifying the Board so that all directors are elected on an annual basis, which could lead to a higher share price.[2]

 ___________________________

1 According to the Fund's Annual Report, "Performance Universe" was comprised by a group of funds selected by Broadridge Financial Solutions, Inc. ("Broadridge"). Notably, the Fund’s Annual Report references Broadridge's ranks for each quintiles, stating, “[i]n these performance rankings, the first quintile represents funds with the best performance among the funds in the Performance Universe and the fifth quintile represents funds with poorest performance among the funds in the Performance Universe."

2 See, e.g., David F. Larcker and Brian Tayan, “Staggered Boards Research Spotlight,” Stanford Business Corporate Governance Research Initiative, available at https://www.gsb.stanford.edu/sites/gsb/files/publication-pdf/cgri-research-spotlight-03-staggered-boards.pdf (“Announcement to destagger is associated with a 1% increase in stock price.”).

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PROPOSAL 1: ELECTION OF DIRECTORS

According to the Fund’s Proxy Statement and other public information, the Board is currently comprised of eight directors divided into three classes. The directors serving in Class III have terms expiring at the Annual Meeting and have been nominated for election at the Meeting to serve for a term of three years (until the 2022 Annual Meeting of Stockholders of the Fund), or until their successors have been duly elected and qualified or until they resign or are otherwise removed. The terms of office of the remaining Class I and Class II directors expire at the year 2020 and 2021 annual meeting of stockholders of the Fund, respectively, or until their successors have been duly elected and qualified or until they resign or are otherwise removed. It is our expectation that there will be three directors elected at the Annual Meeting. We are soliciting proxies to elect the Nominees—David Basile, Stephen J. Flanagan and Frederic Gabriel—to serve in “Class III,” which is the class of directors whose terms will expire at the 2022 annual meeting of stockholders. The Nominees, if all are elected, would constitute three of eight members of the Board, which constitutes a minority of the Board.

The Participants intend to vote all of their shares of Common Stock in favor of the three Nominees.

Each of the Nominees, if elected, will serve three-year terms until the 2022 annual meeting of stockholders and until his successor has been duly elected and qualified. There is no assurance that any incumbent director will serve as a director if one or more of the Nominees is elected to the Board. You should refer to the Fund’s Proxy Statement for the names, background, qualifications and other information concerning the Fund’s nominees. The ages shown below are as of the date of the filing of this Proxy Statement.

Nominees:

Name:	David Basile
Age:	57
Business Address:	68 Tuthill Drive, Shelter Island, New York 11964
Principal Occupation:	See below

Mr. Basile has served as the Founder and Principal of RD Global Research, a proprietary systematic trading and advisory firm, since June 2014.

Previously, Mr. Basile served as a Portfolio Manager at Tudor Investments from October 2008 until May 2014, where he focused on discretionary macro trading. Mr. Basile held the dame positon at Tudor from 2002 to 2006. Mr. Basile also served as Chief Investment Officer and Principal of Safir Capital LLC from 2006 to 2008. Prior to joining Tudor in 2002, Mr. Basile was Managing Director of Global Emerging Markets Trading at Barclays Capital from 2001 to 2002 and Managing Director of Local Currency Emerging Markets Trading at Credit Suisse First Boston from 1986 to 2001. Mr. Basile also worked as a Vice President for Kidder, Peabody & Co. Incorporated from 1983 to 1986.

Mr. Basile received a B.A. in Economics and Accounting from Queens College in 1983.

Mr. Basile’s qualifications to serve as a director include his decades of investment management experience and his extensive market expertise in macroeconomic trading.

Name:	Stephen J. Flanagan
Age:	61
Business Address:	263 Nod Hill Road, Wilton, Connecticut 06897
Principal Occupation:	See below

Mr. Flanagan is currently the President and Chief Operating Officer of Shadowman Sports. Prior to this role, Mr. Flanagan has over 20 years of senior management experience leading marketing, new media, Internet and entertainment companies from start-up stage to IPO’s and beyond. Mr. Flanagan previously served as the President and Chief Executive Officer of The Quidnet Group, where he has worked since 2003, and assisted clients with strategy and development in the areas of sports, entertainment and lifestyle marketing on a global basis.

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From 2001 through 2003, Mr. Flanagan served as vice president at Clear Channel Entertainment. Before that, starting in 1999, Mr. Flanagan held positions as senior director and senior vice President at CMGI. Mr. Flanagan has also held executive positions with CBS Sportsline, CardMember Publishing and ActMedia. He has also served as a board member and vice chairman of The Streaming Media Alliance, the advisory board to Adforce/CMGI, the Internet Advertising Bureau Research Council and various committees for the Advertising Research Foundation.

He is a graduate of Syracuse University with a BA in English.

Mr. Flanagan’s qualifications to serve as a director include his leadership experience at the helm of a major client services company.

Name:	Frederic Gabriel
Age:	44
Business Address:	464 Hudson Street, Unit 259, New York, New York 10014
Principal Occupation:	See below

Mr. Gabriel has served as the founder and Chief Executive Officer of Orion Realty NYC, where he focuses on real estate investment opportunities in the United States, specifically in the New York tri-state area, since 2014. Prior to Orion, Mr. Gabriel spent more than 15 successful years in investment banking, working at some of the highest ranked and most competitive banks at the time, including Lehman Brothers, Merrill Lynch, Credit Suisse and most recently JP Morgan, where he served from 2007 until 2014. Mr. Gabriel has traded across the three major financial cities: London, Hong Kong and New York. Mr. Gabriel also previously served 13 months in the French Air Force as a Reserve Officer.

Mr. Gabriel holds a degree in engineering from ENSAM/Paris Tech (Arts et Métiers), graduating in 1997, and a MS in International Finance from HEC in Paris, graduating in 1999.

Mr. Gabriel’s qualifications to serve as a director include his extensive financial experience, his entrepreneurial expertise having founded a real estate investment fund, and his leadership experience having served in leadership roles at leading financial institutions.

None of the Nominees currently hold, nor at any time has held, any position with the Fund. None of the Nominees oversee any portfolios in the Fund’s Fund Complex (as defined in the 1940 Act).

As of the date hereof, the dollar range of the equity securities of the Fund beneficially owned by the Nominees and the aggregate range of equity securities in all funds to be overseen by the Nominees, is as follows:

Name of Nominee	Dollar Range of Equity Securities in the Company	Aggregate Dollar Range of Equity Securities in All Companies to be Overseen by the Nominee in a Family of Investment Companies
David Basile	None	None
Stephen J. Flanagan	None	None
Frederic Gabriel	None	None

We urge stockholders to vote FOR ALL three of the Nominees on the GOLD proxy card.

None of the organizations or corporations referenced above is a parent, subsidiary, or other affiliate of the Fund. Each of the Nominees has, within the past several years, been nominated by Saba to serve as a director of additional closed-end funds, and therefore, certain of the Nominees may have served as a Saba nominee on multiple occasions. We believe that, if elected, each of the Nominees will be considered an independent director of the Fund under (i) the NYSE’s Listing Standards (the “Listing Standards”), and (ii) paragraph (a)(1) of Item 407 of Regulation S-K. In addition, we believe that the Nominees are not and will not be “interested persons” of the Fund within the meaning of section 2(a)(19) of the 1940 Act.

Each of the Nominees has entered into a nominee agreement pursuant to which Saba has agreed to pay the costs of soliciting proxies in connection with the Annual Meeting and to defend and indemnify such Nominees against, and with respect to, any losses that may be incurred by them in connection with their nomination as candidates for election to the Board and the solicitation of proxies in support of their election.

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Each of the nominee agreements provide customary confidentiality obligations and other restrictions on the part of the Nominees, including, for instance, that such Nominees will not transact in securities of the Fund without the prior consent of Saba Capital. Pursuant to the Nominee Agreements, each of the nominees have received a nominal advancement of $2,500 to cover the reimbursement of fees in connection with his nomination. The Nominees will not receive any compensation from Saba for their services as directors of the Fund if elected. If elected, the Nominees will be entitled to such compensation from the Fund as is consistent with the Fund’s practices for services of non-employee directors.

Each of the Nominees has agreed to being nominated as a Nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected. We do not expect that any of the Nominees will be unable to stand for election, but, in the event that a Nominee is unable to or for good cause will not serve, the shares of Common Stock represented by the GOLD proxy card will be voted for a substitute candidate selected by us.  If we determine to add or substitute nominees, whether because the Fund expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, we will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominees required by the rules of the SEC.

Vote Required.

According to the Bylaws, directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting at which a quorum is present (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election by the holders of Common Stock (across all slates) will be elected to the Board). Abstentions will not be treated as votes cast, and do not affect the plurality vote required for the election of directors (and therefore will have no effect on Proposal 1) though they will be treated as votes present at the Annual Meeting.

We urge you to sign and return our GOLD proxy card. If you have already voted using the Fund’s [white] proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

We Recommend a Vote FOR ALL THREE of the Nominees for election at the Annual Meeting on the GOLD proxy card.

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PROPOSAL 2: REQUEST THAT THE BOARD CONSIDER DECLASSIFYING THE BOARD

A fund’s NAV is the total value of a fund’s assets minus its liabilities. When compared to an index, it provides investors and company boards with a way to examine whether an adviser is meeting or exceeding benchmark returns.

When funds underperform, investors require: (1) a thoughtful and thorough explanation of management’s recent decisions, and (2) the board’s plan going forward. We believe that the Fund’s excessive discount level3 indicates that the market has lost faith in the Fund’s adviser’s ability to significantly add to stockholder value. Compounding the problem, the Board has done little to address the adviser’s poor performance. Similar to many other recent corporate actions in the closed-end fund space, stockholders should have the opportunity to realize a price for their shares close to NAV. Toward that end, Saba believes the Board should consider declassifying the Board so that all directors are elected on an annual basis starting at the next annual meeting of stockholders.

Though proponents of staggered boards believe that staggered boards provide the benefits of board continuity, independence, and impediments to hostile takeovers, we believe, more importantly, that the annual election of all directors encourages board accountability to its stockholders and when directors are held accountable for their actions, they perform better. Our belief that it is appropriate for a board such as the Fund’s to be declassified is shared by many stockholders and institutional investors, who believe that declassification is the standard for corporate governance best practices.4 The vast majority of companies in the S&P 500 and Russell 1000 indexes elect all board members annually.5

Accordingly, stockholders are being asked to vote on the following resolution:

BE IT RESOLVED, that the stockholders of Western Asset High Income Fund II Inc. (the “Fund”) request that the Board of Directors of the Fund (the “Board”) take all necessary steps (other than any steps that must be taken by stockholders) in its power to declassify the Board so that directors are elected on an annual basis starting at the next annual meeting of stockholders. Such declassification shall be completed in a manner that does not affect the unexpired terms of the previously elected board members.

Vote Required.

According to the Bylaws and the Fund’s Proxy Statement, the approval of Proposal 2 requires a majority of the votes cast at the Annual Meeting at which a quorum is present. Abstentions and broker non-votes will not be treated as votes cast, and do not affect the majority of votes cast required for the approval of Proposal 2, though they will be treated as votes present at the Annual Meeting. Given that there will not be any routine matters to be voted on at the Annual Meeting, we do not expect there to be any broker non-votes at the Annual Meeting.

We Recommend a Vote FOR Proposal 2 on the GOLD proxy card.

____________________________

3 As of the close of business on August 27, 2019, the Fund's 52-week average discount to its net asset value (NAV) was 10.5%, as compared to the 7% 52-week average discount to NAV for the 33 other funds categorized as high yield bond closed-end funds by CEF Advisors. See CEF Advisors (categorizing NHS and 33 other funds as high-yield closed-end funds due to each fund’s investment mandates providing for their invested assets to primarily be comprised of high-yield bonds).

4 See “Fewer Classified Boards Could Mean Higher Director Turnover,” Equilar Blog, Mar. 7, 2016, available at http://www.equilar.com/blogs/84-fewer-classified-boards.html (“A classified board creates concern among shareholders because poorly performing directors may benefit from an electoral reprieve [. . . . declassification] indeed became a trend–almost 90% of S&P 500 companies now have a declassified board.”).

5 All of the five largest U.S. mutual funds, the Council of Institutional Investors, the largest public pension funds, and the leading proxy advisory firms (ISS and Glass Lewis) have adopted policies that support the annual election of directors and oppose board classification. See proxy voting guidelines for Fidelity, Vanguard, American Funds, Franklin Mutual Advisers, and T. Rowe Price; Council of Institutional Investors, Policies on Corporate Governance (2016); CalPERS, Global Principles of Accountable Corporate Governance (2010); Institutional Shareholder Services, U.S. Proxy Voting Summary Guidelines (2013), and Glass Lewis & Co., Proxy Paper Guidelines.

7

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Stockholders of record at the close of business on August 1, 2019, are entitled to be present and to vote at the Annual Meeting or any adjournment of the Annual Meeting. Each share of Common Stock of record is entitled to one vote.

How do I vote my shares?

Common Stock held in record name. If your shares of Common Stock are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Common Stock beneficially owned or held in “street” name. If you hold your shares of Common Stock in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote in favor of the election of the Nominees. Please follow the instructions to vote provided on the enclosed GOLD proxy card. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to Saba@investor-com.com or mailing them to Saba Capital Management, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 210, Darien, CT 06820, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, “FOR ALL” three of the Nominees listed in Proposal 1 and “FOR” Proposal 2.

How should I vote on the Proposals?

We recommend that you vote your shares on the GOLD proxy card as follows:

“FOR ALL” three Nominees standing for election to the Board named in this Proxy Statement (Proposal 1); and

“FOR” the request that the Board consider declassifying the Board so that all directors are elected on an annual basis starting at the next annual meeting of stockholders (Proposal 2);

What vote is needed to approve each proposals?

•	Proposal 1 – Election of Directors. According to the Bylaws, directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting at which a quorum is present (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election by the holders of Common Stock (across all slates) will be elected to the Board). A stockholder cannot abstain in the election of directors. Abstentions will not be considered votes cast, and do not affect the plurality vote required for the election of directors (and therefore will have no effect on Proposal 1) though they will be treated as votes present at the Annual Meeting.

THE ONLY WAY TO SUPPORT ALL THREE OF THE NOMINEES IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR ALL” THE NOMINEES ON THE GOLD PROXY CARD. PLEASE DO NOT SIGN OR RETURN A [WHITE] PROXY CARD FROM THE FUND, EVEN IF YOU INSTRUCT TO “WITHHOLD” ON THEIR DIRECTOR NOMINEES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

•	Proposal 2. According to the Bylaws and the Fund’s Proxy Statement, the approval of Proposal 2 requires a majority of the votes cast at which a quorum is present. Abstentions and broker non-votes will not be treated as votes cast, and do not affect the majority of votes cast required for the approval of Proposal 2, though they will be treated as votes present at the Annual Meeting. Given that there will not be any routine matters to be voted on at the Annual Meeting, we do not expect there to be any broker non-votes at the Annual Meeting.

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What are “broker non-votes” and what effect do they have on the Proposals?

Generally, broker non-votes occur when shares held by a broker in “Street Name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal unless it is a “routine” matter. Under the rules and interpretations of the New York Stock Exchange, there are no “routine” proposals in a contested proxy solicitation. The NYSE rules apply to brokers who are NYSE members voting on matters being submitted to shareholders at the Annual Meeting. Because Saba has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Saba. As a result, there will be no broker non-votes in this solicitation.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card (the latest dated proxy is the only one that counts);
•	delivering a written revocation or a later dated proxy for the Annual Meeting to Saba Capital Management, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 210, Darien, CT 06820 or to the secretary of the Fund; or
•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting. Contact InvestorCom toll free at (877) 972-0090 or collect at (203) 972-9300 for assistance or if you have any questions.

IF YOU HAVE ALREADY VOTED USING THE TRUST’S [WHITE] PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE.Although a revocation is effective if delivered to the Fund, we request that either the original or a copy of any revocation be mailed to Saba Capital Management, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 210, Darien, CT 06820, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by Saba and the Nominees. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person or by advertisements. Saba will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Saba has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock, as applicable, they hold of record. Saba will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Saba will also participate in the solicitation of proxies in support of the Nominees. Such employees will receive no additional compensation if they assist in the solicitation of proxies.

Saba has retained InvestorCom to provide solicitation and advisory services in connection with this solicitation. InvestorCom will be paid a fee not to less than $[ ] based upon the campaign services provided. In addition, Saba will advance costs and reimburse InvestorCom for reasonable out-of-pocket expenses and will indemnify InvestorCom against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that InvestorCom will employ up to twenty-five persons to solicit the Fund’s stockholders as part of this solicitation. InvestorCom does not believe that any of its owners, managers, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

9

Costs of this proxy solicitation are currently estimated to be approximately $[ ]. We estimate that through the date hereof, Saba’s expenses in connection with the proxy solicitation are approximately $[ ]. If successful, Saba may seek reimbursement of these costs from the Fund. In the event that Saba decides to seek reimbursement of its expenses, Saba does not intend to submit the matter to a vote of the Fund’s stockholders. The Board, which will consist of all three of the Nominees, if all are elected, and the five directors of the Fund not up for reelection at the Annual Meeting, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Fund and its stockholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Some banks and brokers with account holders who are stockholders of the Company may be householding our proxy materials.

A single copy of this Proxy Statement (and of the Fund’s Proxy Statement and annual report) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to the Fund at [ ] or by writing to Robert I. Frenkel, the Secretary of the Fund, [100 First Stamford Place, 6th Floor, Stamford, CT 06902]. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

Where can I find additional information concerning HIX?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s Proxy Statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Fund beneficially owned by the Fund’s directors, nominees and management; the Fund’s investment manager and administrator; the Audit Committee of the Board; certain stockholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the 2020 annual meeting of stockholders and for consideration for inclusion in the proxy materials for that meeting. If the Fund does not distribute the Fund’s Proxy Statement to stockholders at least ten days prior to the Annual Meeting, we will distribute to the stockholders a supplement to this Proxy Statement containing such disclosures at least ten days prior to the Annual Meeting. We take no responsibility for the accuracy or completeness of information contained in the Fund’s Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the Internet, free of charge, at the SEC’s website https://www.edgar.sec.gov. The Edgar file number for HIX is 811-08709.

10

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

Thank you for your support,

Saba Capital Management, L.P.

Saba Capital Master Fund, Ltd.

Saba Capital Master Fund II, Ltd.

Saba Capital CEF Opportunities 1, Ltd.

Saba Capital CEF Opportunities 2, Ltd.

Saba Capital Special Opportunities Fund, Ltd.

Boaz R. Weinstein

David Basile
Stephen J. Flanagan
Frederic Gabriel

[ ], 2019

11

ANNEX I: INFORMATION ON THE PARTICIPANTS

Beneficial Ownership and Other Information

This proxy solicitation is being made by (i) Saba Capital Management, L.P. (“Saba Capital”); (ii) Saba Capital Master Fund, Ltd. (“SCMF”); (iii) Saba Capital Master Fund II, Ltd. (“SCMF II”); (iv) Saba Capital CEF Opportunities 1, Ltd. (“CEF 1”); (v) Saba Capital CEF Opportunities 2, Ltd. (“CEF 2”); (vi) Saba Capital Special Opportunities Fund, Ltd. (“SCSOF”); (vii) a separately managed account managed by Saba Capital (the “Managed Account,” and together with SCMF, SCMF II, CEF 1, CEF 2 and SCSOF, the “Saba Entities”); (viii) Boaz R. Weinstein, principal of Saba (“Mr. Weinstein,” and together with Saba Capital and the Saba Entities, “Saba”); and (ix) the Nominees. The entities and individuals listed in this paragraph may each be deemed a “Participant” and, collectively, the “Participants.”

As of the close of business on [  ], 2019, the Participants may be deemed to “beneficially own” (as such term is used in Schedule 14A and within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I), in the aggregate, 10,917,027 shares of common stock, par value $0.001 per share, of the Fund (“Common Stock”), representing approximately 12.8% of the Fund’s outstanding shares of Common Stock. The percentages used herein are based upon 85,156,216 shares of Common Stock outstanding as of the record date for the Annual Meeting, August 1, 2019. Saba may be deemed to beneficially own 10,917,027 shares of Common Stock. Of the 10,917,027 Common Stock shares are beneficially owned in the aggregate by Saba: (i) [ ] Common Stock shares are beneficially owned by SCMF; (ii) [ ] Common Stock shares are beneficially owned by SCMF II; (iii) [ ] Common Stock shares are beneficially owned by CEF 1; (iv) [ ] Common Stock shares are beneficially owned by CEF 2; (v) [ ] Common Stock shares are beneficially owned by SCSOF; (vi) [ ] Common Stock shares are beneficially owned by the Managed Account; (vii) [ ] Common Stock shares may be deemed to be beneficially owned by Saba Capital by virtue of it being the investment manager of the Saba Entities and a sub-advisor of the ETF; and (viii) [ ] Common Stock shares may be deemed to be beneficially owned by Mr. Weinstein by virtue of him being the principal of Saba.

As of the date of this Notice, none of the Nominees beneficially own any shares of Common Stock, nor do any of the Nominees beneficially own any other securities of the Fund.

The principal business of Mr. Weinstein is investment management and serving as the Managing Member of Saba Capital and other affiliated entities. The principal business of Saba Capital is to serve as investment manager to various funds that directly hold the shares of Common Stock reported in the aggregate herein (the “Saba Entities”). The principal business of the Saba Entities is to invest in securities.

The principal business address of each of Mr. Weinstein, Saba Capital, the Managed Account and SCMF is 405 Lexington Avenue, 58th Floor, New York, New York 10174. The principal business address of each of CEF 1, CEF 2 and SCSOF is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands.

Each of the Nominees is a citizen of the United States. Information on the principal occupation and business address of each of the Nominees is set forth in PROPOSAL 1: ELECTION OF DIRECTORS on page [4].

Unless otherwise noted as shares held in record name by the Saba Entities, the shares of Common Stock held by the Saba Entities are held in commingled margin accounts, which may extend margin credit to such parties from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the shares of Common Stock reported herein since margin may have been attributed to such other securities and since margin used is not disclosed on an individual per-security basis.

12

Disclaimer

Except as set forth in this Proxy Statement (including the Appendices hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant and no associate or “Immediate Family Member” (as defined in Item 22 of Schedule 14A under the Exchange Act (“Item 22”)) of any Participant, is a record owner or direct or indirect beneficial owner of any securities of the Fund, any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or “Sponsoring Insurance Company” (as defined in Item 22) of the Fund, or in any registered investment companies overseen or to be overseen by the Participant within the same “Family of Investment Companies” (as defined in Item 22) that directly or indirectly controls, is controlled by or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance, or affiliated person of the Fund; (iii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Fund which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Fund or the Fund’s investment adviser during the past two years, nor from either entity’s “Parents” or “Subsidiaries” (as defined in Item 22); (v) no Participant has any “family relationship” for the purposes of Item 22 whereby a family member is an “Officer” (as defined in Item 22 ), director (or person nominated to become an Officer or director), employee, partner, or copartner of the Fund, the Fund’s investment adviser and/or a principal underwriter of any of the foregoing, or any Subsidiary or other potential affiliate of any of the foregoing; (vi) no part of the purchase price or market value of the securities of the Fund owned by any Participant in this solicitation is represented by Funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vii) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (viii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund; (ix) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (x) during the last five years, no Nominee has had any arrangement or understanding with any other person pursuant to which he was selected to be a nominee for election as a director to the Fund other than the Nominee Agreements described herein; (xi) no Participant and no Immediate Family Member of any Participant in this solicitation or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: the Fund or any of its subsidiaries, an Officer of the Fund, an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund, or any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (xii) during the last five years, no Participant and no Immediate Family Member of any Participant has had a position or office with: (a) the Fund; (b) an investment company, or a person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (c) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person (xiii) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (xiv) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting; (xv) there are no material pending legal proceedings to which any Nominee or any of his or its associates is a party adverse to the Fund or, to the best of Saba’s knowledge after reasonable investigation, any affiliated person of the Fund, nor does any Nominee have a material interest in such proceedings that is adverse to the Fund or, to the best of the Saba’s knowledge after reasonable investigation, any affiliated person of the Fund; (xvi) since the beginning of the last two completed fiscal years, no Participant (and no Immediate Family Member of a Participant) has served on the board of directors or trustees of a company or trust where an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any of those, serves on the board of directors or trustees; and (xvii) no Participant has withheld information that is required to be disclosed under the following Items under Regulation S-K under the Exchange Act: Item 401(f) with respect to involvement in certain legal proceedings, Item 401(g) with respect to promoters and control persons, and Item 405 with respect to beneficial ownership and required filings.

13

Transactions by the Participants with respect to the Fund’s securities

The following tables set forth all transactions effected during the past two years by Saba, by virtue of Saba Capital's direct and indirect control of the Saba Entities, with respect to securities of the Fund. The shares of Common Stock reported herein is held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Common Stock

Saba

Date	Side	Shares	Date	Side	Shares
05/30/19	Buy	1,411	12/11/18	Buy	40,000
05/24/19	Buy	16,400	12/06/18	Buy	102,445
05/23/19	Buy	2,465	12/04/18	Buy	9,575
04/26/19	Buy	43,939	12/03/18	Buy	10,000
04/25/19	Buy	1,500	11/30/18	Buy	31,247
04/24/19	Buy	23,698	11/29/18	Buy	50,000
04/23/19	Buy	93,213	11/28/18	Buy	100,000
04/22/19	Buy	22,151	11/27/18	Buy	166,410
04/18/19	Buy	53,187	11/26/18	Buy	345,432
04/17/19	Buy	21,487	11/21/18	Buy	28,341
04/16/19	Buy	11,866	11/20/18	Buy	112,088
04/15/19	Buy	33,024	11/19/18	Buy	53,842
04/12/19	Buy	22,332	11/14/18	Buy	7,049
04/10/19	Buy	58,174	11/13/18	Buy	1,270
04/09/19	Buy	14,509	11/12/18	Buy	26,800
04/04/19	Buy	20,000	11/07/18	Buy	22,942
02/07/19	Buy	11,876	11/06/18	Buy	16,235
01/29/19	Buy	100,000	11/05/18	Buy	10,557
01/28/19	Buy	9,100	11/02/18	Buy	11,285
01/24/19	Buy	191,350	11/01/18	Buy	8,786
01/23/19	Buy	41,456	10/31/18	Buy	256,852
01/18/19	Buy	21,610	10/30/18	Buy	342,567
01/17/19	Buy	128,964	10/29/18	Buy	155,035
01/16/19	Buy	120,716	10/26/18	Buy	89,500
01/15/19	Buy	127,708	10/25/18	Buy	17,618
01/14/19	Buy	105,842	10/24/18	Sell	(143,862)
01/11/19	Buy	97,619	10/23/18	Sell	(6,429)
01/10/19	Buy	61,366	10/22/18	Sell	(20,151)
01/09/19	Buy	123,299	10/19/18	Sell	(5,929)
01/08/19	Buy	50,367	10/18/18	Sell	(85,871)
01/07/19	Buy	30,007	10/17/18	Sell	(45,148)
01/04/19	Buy	28,637	10/12/18	Buy	26,974
01/03/19	Buy	52,500	10/11/18	Buy	6,085
01/02/19	Buy	2,200	10/10/18	Buy	73,833
12/31/18	Buy	207,931	10/09/18	Buy	6,951
12/28/18	Buy	13,636	10/08/18	Buy	69,264
12/27/18	Buy	253,658	10/05/18	Buy	52,166
12/26/18	Buy	76,372	10/03/18	Buy	100,000
12/24/18	Buy	180,936	09/27/18	Sell	(41,380)
12/17/18	Buy	37,747	09/26/18	Buy	18,278
12/12/18	Buy	40,000	09/24/18	Buy	64,100

14

Date	Side	Shares	Date	Side	Shares
09/21/18	Buy	10,624	06/01/18	Buy	67,465
09/19/18	Buy	18,500	05/31/18	Buy	116,715
09/12/18	Buy	27,315	05/30/18	Buy	115,806
09/11/18	Buy	49,478	05/29/18	Buy	50,000
09/10/18	Buy	114,969	05/25/18	Buy	25,000
09/07/18	Buy	64,382	05/24/18	Buy	20,000
09/06/18	Buy	26,001	05/22/18	Buy	40,000
09/05/18	Buy	17,253	05/21/18	Buy	71,984
08/21/18	Buy	22,889	05/18/18	Buy	16,971
08/20/18	Buy	40,635	05/17/18	Buy	74,480
08/16/18	Buy	29,516	05/16/18	Buy	73,219
08/13/18	Buy	1,004	05/15/18	Buy	67,982
08/10/18	Buy	50,000	05/14/18	Buy	28,490
08/09/18	Buy	45,209	05/09/18	Buy	40,000
08/06/18	Buy	14,665	05/08/18	Buy	26,120
08/01/18	Buy	17,339	05/07/18	Buy	100,000
07/31/18	Buy	39,133	05/03/18	Buy	296,200
07/30/18	Buy	14,772	05/02/18	Buy	12,074
07/27/18	Buy	42,187	05/01/18	Buy	69,288
07/26/18	Buy	13,934	04/30/18	Buy	147,246
07/25/18	Buy	300	04/27/18	Buy	80,000
07/24/18	Buy	16,581	04/26/18	Buy	15,784
07/23/18	Buy	9,098	04/18/18	Buy	13,503
07/20/18	Buy	19,697	04/03/18	Buy	2,227
07/19/18	Buy	11,256	03/29/18	Buy	21,112
07/18/18	Buy	14,845	03/28/18	Buy	20,000
07/17/18	Buy	20,000	03/27/18	Buy	36,029
07/16/18	Buy	20,100	03/26/18	Buy	10,495
07/13/18	Buy	50,000	03/22/18	Buy	30,908
07/10/18	Buy	5,838	03/21/18	Buy	10,738
07/09/18	Buy	39,225	03/20/18	Buy	72,864
07/06/18	Buy	77,552	03/16/18	Buy	20,000
07/05/18	Buy	25,968	03/15/18	Buy	7,204
07/02/18	Buy	60,000	03/14/18	Buy	7,995
06/29/18	Buy	62,869	03/12/18	Buy	23,873
06/28/18	Buy	16,100	03/09/18	Buy	31,000
06/27/18	Buy	49,845	03/07/18	Buy	10,102
06/26/18	Buy	36,024	03/06/18	Buy	13,289
06/22/18	Buy	60,172	03/05/18	Buy	101,877
06/20/18	Buy	184,818	03/02/18	Buy	8,900
06/19/18	Buy	10,848	02/28/18	Buy	53,894
06/18/18	Buy	131,021	02/27/18	Buy	44,240
06/15/18	Buy	120,000	02/26/18	Buy	108,275
06/14/18	Buy	101,676	02/23/18	Buy	9,001
06/13/18	Buy	10,252	02/22/18	Buy	11,440
06/12/18	Buy	74,500	02/21/18	Buy	33,901
06/11/18	Buy	68,929	02/20/18	Buy	35,736
06/08/18	Buy	46,688	02/15/18	Buy	14,098
06/07/18	Buy	22,656	02/14/18	Buy	16,344
06/06/18	Buy	8,200	02/13/18	Buy	21,266
06/04/18	Buy	35,306	02/12/18	Buy	47,042

15

Date	Side	Shares	Date	Side	Shares
02/09/18	Buy	64,494	01/11/18	Buy	56,033
02/08/18	Buy	90,000	01/03/18	Sell	(29,416)
02/07/18	Buy	19,750	01/02/18	Buy	69,900
02/06/18	Buy	50,232	12/29/17	Buy	44,947
02/05/18	Buy	113,396	12/28/17	Buy	20,100
02/02/18	Buy	57,824	12/27/17	Buy	29,100
02/01/18	Buy	3,800	12/20/17	Buy	16,678
01/31/18	Buy	95,514	12/18/17	Buy	22,942
01/30/18	Buy	131,996	12/15/17	Buy	21,390
01/29/18	Buy	100,000	12/13/17	Buy	18,200
01/26/18	Buy	100,100	12/12/17	Buy	64,912
01/24/18	Buy	10,085	12/11/17	Buy	77,236
01/19/18	Buy	36,504	12/08/17	Buy	96,600
01/17/18	Buy	8,774	12/07/17	Buy	278,272
01/16/18	Buy	49,155	11/16/17	Buy	92,103

16

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your proxy “FOR ALL” of the Nominees by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN HIX’S [WHITE] PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a [white] proxy card to HIX, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to HIX by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to InvestorCom or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:

19 Old Kings Highway S., Suite 210

Darien, CT 06820
Stockholders Call Toll-Free at: (877) 972-0090

E-mail: Saba@investor-com.com

17

Form of Gold Proxy Card

WESTERN ASSET HIGH INCOME FUND II INC.

Proxy Card for 2019 Annual Meeting of Stockholders

Scheduled to be held on October 25, 2019 (the “Annual Meeting”)

THIS PROXY SOLICITATION IS BEING MADE BY SABA CAPITAL MANAGEMENT, L.P. (“SABA CAPITAL”) AND THE INDIVIDUALS NAMED IN PROPOSAL 1 (THE “NOMINEES”)

THE BOARD OF DIRECTORS (THE “BOARD”) OF WESTERN ASSET HIGH INCOME FUND II INC. IS NOT SOLICITING THIS PROXY

The undersigned appoints Michael D’Angelo, Paul Kazarian, Pierre Weinstein and John Grau and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Western Asset High Income Fund II Inc., a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Fund”), that the undersigned would be entitled to vote at the Annual Meeting of stockholders of the Fund scheduled to be held at 620 Eighth Avenue (at 41st Street), 49th Floor, New York, New York, on October 25, 2019 at 9:30 a.m., New York time including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to us a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR ALL” three of the Nominees listed in Proposal 1 and “FOR” Proposal 2. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

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INSTRUCTIONS: FILL IN VOTING BOXES “☐“ IN BLACK OR BLUE INK

We recommend that you vote “FOR ALL” three of the Nominees below:

Proposal 1 – Election at the Annual Meeting of the three individuals nominated by Saba Capital.

Nominees:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
David Basile Stephen J. Flanagan Frederic Gabriel	□	□	□

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write the name of the nominee(s) from which you wish to withhold in the space provided below.)

We recommend that you vote “FOR” Proposal 2:

FOR	AGAINST	ABSTAIN

Proposal 2 – For the Board to consider declassifying the Board so that all directors are elected on an annual basis starting at the next annual meeting of stockholders.	□	□	□

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES